Volkswagen Auto Loan Enhanced Trust 2003-1
MONTHLY SERVICER CERTIFICATE
For the collection period ended November 2003						PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				12/18/2003

2	Payment Date				12/22/2003

3	Collection Period			11/2/2003	11/29/2003	28

4	Monthly Interest Period - Actual/360			11/20/2003	12/21/2003	32

5	Monthly Interest - 30/360					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	315,000,000.00	119,484,963.04	33,422,335.53	86,062,627.51	0.2732147
7	Class A-2 Notes	370,000,000.00	370,000,000.00	—	370,000,000.00	1.0000000
8	Class A-3 Notes	385,000,000.00	385,000,000.00	—	385,000,000.00	1.0000000
9	Class A-4 Notes	214,173,000.00	214,173,000.00	—	214,173,000.00	1.0000000
10	Class B Notes	29,559,766.00	29,559,766.00	—	29,559,766.00	1.0000000

11	Total Securities	$1,313,732,766.00	$1,118,217,729.04	$33,422,335.53	$1,084,795,393.51

12	Net Pool Balance	$1,334,414,493.82	$1,135,078,125.03		$1,100,950,232.76

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

13	Class A-1 Notes	1.0050%	106,739.90	0.8933333	33,529,075.43	280.6133473
14	Class A-2 Notes	1.1100%	342,250.00	0.9250000	342,250.00	0.9250000
15	Class A-3 Notes	1.4900%	478,041.67	1.2416667	478,041.67	1.2416667
16	Class A-4 Notes	1.9300%	344,461.58	1.6083333	344,461.58	1.6083333

	Total Securities		1,271,493.14		34,693,828.67

C.	COLLECTIONS AND AVAILABLE FUNDS

17	Scheduled Principal Payments Received					22,441,910.03
18	Scheduled Interest Payments Received					3,631,364.92
19	Prepayments of Principal Received					1,870,812.55
20	Liquidation Proceeds					9,416,513.99
21	Recoveries Received					336,131.88
22	Other Payments Received to Reduce Principal					—

23	Subtotal: Total Collections					37,696,733.37

24	Repurchase Receivables					—
25	Reserve Account Excess Amount (Item 85)					7,455.55

26	Total Available Funds, prior to Servicer Advances					37,704,188.92

27	Servicer Advance (Item 68)					—

28	Total Available Funds + Servicer Advance					37,704,188.92

29	Reserve Account Draw Amount (Item 71)					—

30	Total Available Funds + Servicer Advance and Reserve Account Draw Amount					37,704,188.92

D.	DISTRIBUTIONS

	Distribution Summary:
31	Prior Advance Reimbursement (Item 74)					—
32	Servicing Fees (Item 38)					931,848.11
33	Class A Noteholder Interest (Item 47)					1,271,493.14
34	Principal Distribution Amount (Item 72)					33,422,335.53
35	Amount Paid to Reserve Account to Reach Specified Balance					—
36	Other Amounts Paid to Trustee					—

37	Remaining Funds to Certificateholder					2,078,512.14

Volkswagen Auto Loan Enhanced Trust 2003-1 MONTHLY SERVICER CERTIFICATE For the collection period ended November 2003	PAGE 2

	Distribution Detail:	Due	Shortfall	Paid

38	Servicing Fees	931,848.11	—	931,848.11

	Pro rata:
39	Class A-1 Interest	106,739.90	—	106,739.90
40	Class A-2 Interest	342,250.00	—	342,250.00
41	Class A-3 Interest	478,041.67	—	478,041.67
42	Class A-4 Interest	344,461.58	—	344,461.58
43	Class A-1 Interest Carryover Shortfall	—	—	—
44	Class A-2 Interest Carryover Shortfall	—	—	—
45	Class A-3 Interest Carryover Shortfall	—	—	—
46	Class A-4 Interest Carryover Shortfall	—	—	—

47	Class A Noteholder Interest	1,271,493.14	—	1,271,493.14

E.	CALCULATIONS

	Calculation of Principal Distribution Amount:
48	Beginning Note Balance - All Classes			1,118,217,729.04
49	Beginning Net Pool Balance		1,135,078,125.03
50	Receipts of Scheduled Principal		(23,441,910.03)
51	Receipts of Prepaid Principal		(1,870,812.55)
52	Liquidation Proceeds		(9,416,513.99)
53	Other Collections of Principal		—
54	Principal Amount of Repurchases		—
55	Principal Amount of Defaulted Receivables		(398,655.70)

56	Ending Net Pool Balance		1,100,950,232.76
57	Yield Supplement Overcollateralization Amount		16,154,839.25

58	Adjusted Pool Balance		1,084,795,393.51
59	Less: Adjusted Pool Balance - End of Collection Period			1,084,795,393.51

60	Calculated Principal Distribution Amount			33,422,335.53

	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 26)			37,704,188.92
62	Less: Prior Advance Reimbursement (Item 31)			—
63	Less: Servicing Fees Paid (Item 32)			931,848.11
64	Less: Interest Paid to Noteholders (Item 33)			1,271,493.14
65	Less: Calculated Principal Distribution (Item 60)			33,422,335.53

66	Equals: Remaining Available Funds before Servicer Advance			2,078,512.14
67	Monthly Loan Payments Due on Included Units but not received (N/A if Item 66 > 0)			N/A

68	Servicer Advance (If Item 66 < 0, lesser of Item 66 and Item 67, else 0)			—

	Calculation of Reserve Account Draw Amount:
69	Remaining Available Funds, before Reserve Account Draw (Item 66 plus Item 68)			2,078,512.14
70	Available Funds Shortfall Amount (If Item 69 < 0, Item 69, else 0)			—

71	Reserve Account Draw Amount (If Item 70 is > 0, Lesser of Reserve Acct Balance and Item 70)			—

72	Principal Distribution Amount (Item 60 - Available Funds Shortfall + Reserve Account Draw Amt)			33,422,335.53

	Reconciliation of Servicer Advance:
73	Beginning Balance of Servicer Advance			—
74	Less: Prior Advance Reimbursement			—
75	Plus: Additional Payment Advances for Current Period			—

76	Ending Balance of Payment Advance			—

Volkswagen Auto Loan Enhanced Trust 2003-1 MONTHLY SERVICER CERTIFICATE For the collection period ended November 2003	PAGE 3

F	RESERVE ACCOUNT

	Reserve Account Balances:
77	Specified Reserve Account Balance			9,852,995.74
78	Initial Reserve Account Balance			6,568,663.83
79	Beginning Reserve Account Balance			9,852,995.74
80	Plus: Net Investment Income for the Collection Period			7,455.55

81	Subtotal: Reserve Fund Available for Distribution			9,860,451.29
82	Plus: Deposit of Excess Available Funds (Item 35)			—
83	Less: Reserve Account Draw Amount (Item 71)			—

84	Subtotal Reserve Account Balance			9,860,451.29
85	Less: Reserve Account Excess Amount to Available Funds (If Item 84 > Item 77)			7,455.55

86	Equals: Ending Reserve Account Balance			9,852,995.74

87	Change in Reserve Account Balance from Immediately Preceding Payment Date			—

G	POOL STATISTICS

	Collateral Pool Balance Data:		Initial	Current

88	Net Pool Balance		1,334,414,494	1,100,950,233
89	Number of Current Contracts		74,039	68,437
90	Weighted Average Loan Rate		4.21%	4.16%
91	Average Remaining Term		51.9	45.8
92	Average Original Term		55.6	56.5
	Net Credit Loss and Repossession Activity:		Units	Outstanding Principal Balance

93	Aggregate Outstanding Principal Balance of Charged Off Receivables		25	398,656
94	Liquidation Proceeds on Related Vehicles			11,320
95	Recoveries Received on Previously Receivables Previously Charged Off			336,132

96	Net Principal Losses for Current Collection Period		25	51,204

97	Beginning Net Principal Losses		91	1,627,423
98	Net Principal Losses for Current Collection Period		25	51,204

99	Cumulative Net Principal Losses		116	1,678,627

	Delinquencies Aging Profile - End of Period:	Percentage	Units	Outstanding Principal Balance

100	Current	99.55%	68,127	1,095,671,662
101	31 - 60 Days Delinquent	0.39%	269	4,458,303
102	61 - 90 Days Delinquent	0.06%	41	820,268

103	Total	100.00%	68,437	1,100,950,233